Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400
investors@istarfinancial.com

COMPANY CONTACTS	[NYSE: SFI]

David M. DiStaso	Jason Fooks
Chief Financial Officer	Investor Relations

iStar Financial Announces First Quarter 2013 Results

•                  Adjusted income (loss) allocable to common shareholders for the first quarter 2013 was ($0.3) million.

•                  Net income (loss) allocable to common shareholders for the first quarter 2013 was ($41.3) million.

•                  Company’s current cash balance exceeds $700 million.

•                  Non-performing loan balance reduced by approximately 30% during quarter.

NEW YORK - April 30, 2013 - iStar Financial Inc. (NYSE: SFI) today reported results for the first quarter ended March 31, 2013.

First Quarter 2013 Results

iStar reported net income (loss) allocable to common shareholders for the first quarter of ($41.3) million, or ($0.49) per diluted common share, compared to ($54.8) million, or ($0.66) per diluted common share, for the first quarter 2012. Adjusted income (loss) allocable to common shareholders for the first quarter was ($0.3) million, compared to ($2.8) million for the first quarter 2012.

Results for the quarter included $4.9 million of loss on early extinguishment of debt and $3.6 million of other expenses associated with the repricing of the Company’s $1.71 billion senior secured credit facility. Excluding those charges, net income (loss) allocable to common shareholders for the quarter was ($33.0) million and adjusted income for the quarter was $3.2 million.

Adjusted income (loss) represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items, including depreciation, loan loss provisions, impairments, stock-based compensation and gain/loss on early extinguishment of debt. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income as well as reconciliations to GAAP net income (loss).

-more-

Capital Markets

During the quarter, the Company issued $200.0 million of its 4.5% Series J Cumulative Convertible Preferred Stock. The Series J Preferred Stock has an initial conversion price of approximately $12.79 per share. The Company intends to use the net proceeds from the offering primarily to fund new investment originations.

The Company also repriced the $1.71 billion outstanding balance on its senior secured credit facility. The term loan now bears interest at an annual rate of LIBOR + 3.50% with a 1.00% LIBOR floor, a reduction from the prior rate of LIBOR + 4.50% with a 1.25% LIBOR floor. Prior to the repricing, the Company had repaid $47.5 million on the facility and subsequent to the repricing the Company further repaid $33.6 million, bringing the remaining outstanding balance to $1.67 billion at the end of the quarter.

Separately, the Company repaid $108.9 million on the A-1 tranche of its $880 million secured credit facility during the quarter, bringing the remaining outstanding balance of the A-1 tranche to $60.3 million at March 31, 2013. The balance of the A-2 tranche at the end of the quarter was $470.0 million. Based on the total amount repaid, the Company has already exceeded all of the minimum cumulative amortization required to be paid through maturity in 2016.

The Company’s leverage was 2.1x at March 31, 2013, down from 2.5x at the end of the prior quarter. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage. The Company’s weighted average effective cost of debt for the first quarter was 6.2%, a decrease from 6.5% for the prior quarter.

Investment Activity

iStar funded a total of $39.9 million of investments during the first quarter.

In addition, the Company generated $355.2 million of proceeds from its portfolio during the quarter, comprised of $231.0 million from repayments and sales of loans in its real estate finance portfolio, $112.6 million from sales of operating properties and $11.6 million from land, net leasing and other investments.

On April 19, iStar completed the sale of its 24% ownership interest in LNR Property LLC, and received net proceeds of $220.3 million at closing. The Company intends to utilize these proceeds to fund its investment originations.

Portfolio Overview

At March 31, 2013, the Company’s total portfolio had a gross carrying value of $5.81 billion, gross of $405.5 million of accumulated depreciation and $30.9 million of general loan loss reserves. Please see the tables in the back of this press release for a reconciliation of the Company’s business lines to its consolidated balance sheet. Gross carrying value represents the Company’s carrying value, gross of accumulated depreciation and general loan loss reserves.

Real Estate Finance

At March 31, 2013, the Company’s real estate finance portfolio totaled $1.61 billion.

The portfolio included $1.25 billion of performing loans with a weighted average last dollar loan-to-value ratio of 72.1% and a weighted average maturity of 2.8 years. The performing loans included $834.0 million of first mortgages / senior loans and $420.8 million of mezzanine / subordinated debt.

The performing loans generated a weighted average effective yield for the quarter of 7.2%. The weighted average risk rating of the Company’s performing loans improved to 3.00 from 3.01 in the prior quarter. Included in the performing loan balance were $41.7 million of watch list assets.

At March 31, 2013, the Company’s non-performing loans (NPLs) had a carrying value of $358.8 million, net of $465.8 million of specific reserves. This represents an improvement from a balance of $503.1 million at the end of the prior quarter.

For the first quarter, the Company recorded $10.2 million in loan loss provision, down from $20.9 million in the prior quarter. At March 31, 2013, loan loss reserves totaled $521.8 million or 24.8% of total gross carrying value of loans. This compares to loan loss reserves of $524.5 million or 22.3% of total gross carrying value of loans at December 31, 2012.

Net Leasing

At the end of the quarter, the Company’s net leasing portfolio had a gross carrying value of $1.65 billion, gross of $318.5 million of accumulated depreciation. These assets were 95.0% leased with a weighted average remaining lease term of 12.1 years. The weighted average risk rating of the Company’s net lease assets improved to 2.43 from 2.46 in the prior quarter. The Company’s occupied net lease assets generated an unleveraged weighted average effective yield of 7.9% on gross carrying value and the total net lease assets generated an unleveraged weighted average effective yield of 7.5% on gross carrying value for the quarter.

Operating Properties

At the end of the quarter, the Company’s operating properties portfolio totaling $1.20 billion, gross of $84.5 million of accumulated depreciation, was comprised of commercial and residential real estate properties. During the quarter, the Company invested $13.7 million in its operating properties.

The Company’s commercial operating properties total $841.1 million, gross of accumulated depreciation, and represent a diverse pool of assets across a broad range of geographies and collateral types such as office, retail and hotel properties. These properties generated $35.6 million of revenue offset by $20.3 million of expenses during the quarter. The Company generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts. At the end of the quarter, the Company had $193.3 million of stabilized commercial operating properties that were 88% leased and generated an unleveraged weighted average effective yield of 9.8% on gross carrying value for the quarter. The remaining commercial operating properties were 54% leased and generated an unleveraged weighted average effective yield of 2.9% on gross carrying value for the quarter. The Company is actively working to lease up and stabilize these properties. During the quarter, the Company generated $29.2 million of proceeds from the sale of stabilized commercial operating properties and recorded a $5.0 million gain.

The residential operating portfolio totaled $358.5 million and was comprised of 923 condominium units at the end of the quarter. These units are generally located within luxury condominium projects located in major U.S. cities. The Company’s strategy is to continue selling its remaining condominium inventory and maximize net proceeds. During the quarter, the Company sold 116 condominium units, resulting in $83.4 million of proceeds and recorded $26.0 million of income, offset by $5.4 million of expenses.

Land

At the end of the quarter, the Company’s land portfolio totaling $976.9 million, gross of accumulated depreciation, was comprised of 11 master planned community projects, seven urban infill land parcels and six waterfront land parcels located throughout the United States. At March 31, 2013, the Company had four land projects in production, nine in development and 11 in the pre-development phase.

Master planned communities represent large-scale residential projects that the Company will entitle, plan and/or develop. These projects are currently entitled for more than 25,000 lots. The remainder of the Company’s land includes infill and waterfront parcels located in and around major cities that the Company will develop, sell to or partner with commercial real estate developers. These projects are currently entitled for approximately 6,000 residential units, and select projects which include commercial, retail and office uses.

During the quarter, the Company invested $7.6 million in its land portfolio through capital expenditures.

[Financial Tables to Follow]

*                   *                *

iStar Financial Inc. (NYSE: SFI) is a fully-integrated finance and investment company focused on the commercial real estate industry. The Company provides custom-tailored investment capital to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors. The Company, which is taxed as a real estate investment trust (“REIT”), has invested more than $35 billion over the past two decades. Additional information on iStar Financial is available on the Company’s website at www.istarfinancial.com.

iStar Financial will hold a quarterly earnings conference call at 10:00 a.m. ET today, April 30, 2013. This conference call will be broadcast live over the Internet and can be accessed by all interested parties through iStar Financial’s website, www.istarfinancial.com, under the “Investor Relations” section. To listen to the live call, please go to the website’s “Investor Relations” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on the iStar Financial website.

(Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar Financial Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar Financial Inc.’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, increases in NPLs, the Company’s ability to reduce NPLs, repayment levels, the Company’s ability to make new investments, the Company’s ability to maintain compliance with its debt covenants and other risks detailed from time to time in iStar Financial Inc.’s SEC reports.)

iStar Financial Inc.

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
REVENUES

Operating lease income	$58,473	$53,123
Interest income	24,667	37,203
Other income	11,393	10,756
Total revenues	$94,533	$101,082

COSTS AND EXPENSES

Interest expense	$71,566	$85,344
Real estate expense	37,916	35,068
Depreciation and amortization	17,389	16,168
General and administrative (1)	21,848	22,845
Provision for loan losses	10,206	17,500
Impairment of assets	—	749
Other expense	5,625	453
Total costs and expenses	$164,550	$178,127

Income (loss) before earnings from equity method investments and other items	$(70,017)	$(77,045)
Gain (loss) on early extinguishment of debt, net	(9,541)	1,704
Earnings from equity method investments	21,678	34,786
Income (loss) from continuing operations before income taxes	$(57,880)	$(40,555)
Income tax (expense) benefit	(4,075)	(1,271)
Income (loss) from continuing operations	$(61,955)	$(41,826)
Income (loss) from discontinued operations	961	(13,361)
Gain from discontinued operations	5,044	2,406
Income from sales of residential property	23,697	6,733
Net income (loss)	$(32,253)	$(46,048)
Net (income) loss attributable to noncontrolling interests	189	(25)
Net income (loss) attributable to iStar Financial Inc.	$(32,064)	$(46,073)
Preferred dividends	(10,580)	(10,580)
Net (income) loss allocable to HPUs and
Participating Security holders (2)	1,381	1,861
Net income (loss) allocable to common shareholders	$(41,263)	$(54,792)

(1) For the three months ended March 31, 2013 and 2012, includes $5,202 and $4,666 of stock-based compensation expense, respectively.

(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. Participating Security holders are Company employees and directors who hold unvested restricted stock units, restricted stock awards and common stock equivalents granted under the Company’s LTIP that are eligible to participate in dividends.

iStar Financial Inc.

Earnings Per Share Information

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2013	2012
ADJUSTED INCOME

Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$(41,263)	$(54,792)
Add: Depreciation and amortization	17,454	17,239
Add: Provision for loan losses	10,206	17,500
Add: Impairment of assets	(32)	16,024
Add: Stock-based compensation expense	5,202	4,666
Less: (Gain)/loss on early extinguishment of debt, net	9,541	(1,704)
Less: HPU/Participating Security allocation	(1,372)	(1,765)
Adjusted income (loss) allocable to common shareholders (1)	$(264)	$(2,832)

EPS INFORMATION FOR COMMON SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (2)
Basic and Diluted	$(0.56)	$(0.54)
Net income (loss) attributable to iStar Financial Inc.
Basic and Diluted	$(0.49)	$(0.66)
Weighted average shares outstanding
Basic and Diluted	84,824	83,556

Common shares outstanding at end of period	85,052	83,782

EPS INFORMATION FOR HPU SHARES

Income (loss) attributable to iStar Financial Inc. from continuing operations (2)
Basic and Diluted	$(105.01)	$(100.07)
Net income (loss) attributable to iStar Financial Inc.
Basic and Diluted	$(92.07)	$(124.07)
Weighted average shares outstanding
Basic and diluted	15	15

(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $65 and ($32), respectively, for the three months ended March 31, 2013. Depreciation and amortization and impairment of assets exclude adjustments from discontinued operations of $1,071 and $15,275, respectively, for the three months ended March 31, 2012.

(2) Adjusted for preferred dividends, net (income) loss from noncontrolling interests and income from sales of residential property.

iStar Financial Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	March 31, 2013	December 31, 2012
ASSETS

Real estate
Real estate, at cost	$3,190,343	$3,226,648
Less: accumulated depreciation	(405,539)	(427,625)
Real estate, net	$2,784,804	$2,799,023
Real estate available and held for sale	599,061	635,865
	$3,383,865	$3,434,888
Loans receivable, net	1,582,656	1,829,985
Other investments	403,759	398,843
Cash and cash equivalents	468,394	256,344
Restricted cash	28,478	36,778
Accrued interest and operating lease income receivable, net	14,253	15,226
Deferred operating lease income receivable	87,414	84,735
Deferred expenses and other assets, net	108,299	93,990
Total assets	$6,077,118	$6,150,789

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$117,227	$132,460
Debt obligations, net	4,494,637	4,691,494
Total liabilities	$4,611,864	$4,823,954

Redeemable noncontrolling interests	13,162	13,681

Total iStar Financial Inc. shareholders’ equity	1,383,096	1,238,944
Noncontrolling interests	68,996	74,210
Total equity	$1,452,092	$1,313,154

Total liabilities and equity	$6,077,118	$6,150,789

iStar Financial Inc.

Segment Analysis

(In thousands)

(unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2013

Segment Profit (Loss)	Real Estate Finance	Net Leasing	Operating Properties	Land	Corporate / Other	Total
Operating lease income	—	$37,109	$21,364	—	—	$58,473
Interest income	$24,667	—	—	—	—	24,667
Other income	2,208	—	8,112	$500	$573	11,393
Revenue	$26,875	$37,109	$29,476	$500	$573	$94,533
Earnings from equity method investments	—	$686	$2,657	$(1,579)	$19,914	$21,678
Income from sales of residential property	—	—	23,697	—	—	23,697
Net operating income from discontinued operations (1)	—	289	5,749	—	—	6,038
Revenue & other earnings	$26,875	$38,084	$61,579	$(1,079)	$20,487	$145,946
Real estate expense	—	$(5,677)	$(25,736)	$(6,503)	—	$(37,916)
Other expense	$(1,444)	—	—	—	$(4,181)	(5,625)
Direct expenses	$(1,444)	$(5,677)	$(25,736)	$(6,503)	$(4,181)	$(43,541)
Direct segment profit / loss	$25,431	$32,407	$35,843	$(7,582)	$16,306	$102,405
Allocated interest expense	(19,952)	(20,745)	(14,622)	(9,288)	(6,959)	(71,566)
Allocated general and administrative (2)	(3,074)	(3,052)	(2,231)	(1,849)	(6,440)	(16,646)
Segment profit (loss)	$2,405	$8,610	$18,990	$(18,719)	$2,907	$14,193

AS OF MARCH 31, 2013

Total Assets	Real Estate Finance	Net Leasing	Operating Properties	Land	Corporate / Other	Total
Real estate
Real estate, at cost	—	$1,627,279	$769,708	$793,356	—	$3,190,343
Less: accumulated depreciation	—	(318,479)	(84,504)	(2,556)	—	(405,539)
Real estate, net	—	$1,308,800	$685,204	$790,800	—	$2,784,804
Real estate available and held for sale	—	9,766	409,579	179,716	—	599,061
Total real estate	—	$1,318,566	$1,094,783	$970,516	—	$3,383,865
Loans receivable, net	$1,582,656	—	—	—	—	1,582,656
Other investments	—	16,397	20,308	3,854	$363,200	403,759
Total portfolio assets	$1,582,656	$1,334,963	$1,115,091	$974,370	$363,200	$5,370,280
Cash and other assets						706,838
Total assets						$6,077,118

(1) Includes revenue and real estate expense classified to discontinued operations.

(2) Excludes $5,202 of stock-based compensation expense.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

Three Months Ended
March 31, 2013
OPERATING STATISTICS

Expense Ratio
General and administrative expenses - annualized (A)	$87,392
Average total assets (B)	$6,113,954
Expense Ratio (A) / (B)	1.4%

	As of
	March 31, 2013
Leverage
Book debt	$4,494,637
Less: Cash and cash equivalents	(468,394)
Net book debt (E)	$4,026,243

Book equity	$1,452,093
Add: Accumulated depreciation	413,709
Add: General loan loss reserves	30,900
Sum of book equity, accumulated depreciation and general loan loss reserves (F)	$1,896,702
Leverage (E) / (F)	2.1	x

UNFUNDED COMMITMENTS

Performance-based commitments	$72,475
Strategic investments	47,040
Discretionary fundings	125
Total Unfunded Commitments	$119,640

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (A) (1)	$3,573,225
Unsecured debt (B)	$2,087,745
Unencumbered Assets / Unsecured Debt (A) / (B)	1.7	x

(1) Unencumbered assets is calculated in accordance with the indentures governing the Company’s unsecured debt securities.

iStar Financial Inc.

Supplemental Information

(In thousands)

(unaudited)

LOANS RECEIVABLE CREDIT STATISTICS

	As of
	March 31, 2013		December 31, 2012
Carrying value of NPLs /
As a percentage of total carrying value of loans	$358,805	22.7%	$503,112	27.5%

NPL asset specific reserves for loan losses /
As a percentage of gross carrying value of NPLs (1)	$465,837	56.5%	$476,140	48.6%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans (1)	$521,795	24.8%	$524,499	22.3%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar Financial Inc.

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF MARCH 31, 2013 (1)

Property Type	Real Estate Finance	Net Leasing	Operating Properties	Land	Total	% of Total
Land	$274	—	—	$977	$1,251	21.5%
Office	59	$406	$308	—	773	13.3%
Industrial / R&D	95	559	59	—	713	12.3%
Entertainment / Leisure	75	484	—	—	559	9.6%
Hotel	296	136	91	—	523	9.0%
Condominium	159	—	359	—	518	8.9%
Retail	279	58	169	—	506	8.7%
Mixed Use / Mixed Collateral	240	—	189	—	429	7.4%
Other Property Types	137	10	25	—	172	3.0%
Strategic Investments	—	—	—	—	363	6.3%
Total	$1,614	$1,653	$1,200	$977	$5,807	100.0%

Geography	Real Estate Finance	Net Leasing	Operating Properties	Land	Total	% of Total
West	$272	$434	$262	$369	$1,337	23.0%
Northeast	376	385	188	185	1,134	19.5%
Southeast	297	241	243	91	872	15.0%
Southwest	193	228	218	119	758	13.1%
Mid-Atlantic	29	126	208	181	544	9.4%
Central	149	81	67	9	306	5.3%
International	230	—	—	—	230	4.0%
Northwest	68	81	14	23	186	3.1%
Various	—	77	—	—	77	1.3%
Strategic Investments	—	—	—	—	363	6.3%
Total	$1,614	$1,653	$1,200	$977	$5,807	100.0%

(1) Based on carrying value of the Company’s total investment portfolio, gross of accumulated depreciation and general loan loss reserves.

-end-